THOMPSON ATLANTA  BRUSSELS  CINCINNATI  CLEVELAND  COLUMBUS  DAYTON  NEW YORK   WASHINGTON, D.C.

         HINE

December 20, 2006

Mundoval Funds 1150 Silverado Street, #223 La Jolla, CA 92037

Re: Mundoval Funds, File Nos. 333-116723 and 811-21596

Gentleman:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Pre-Effective Amendment No. 1 to the Mundoval Funds' Registration Statement (the "Registration Statement").  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 2 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine

THOMPSON HINE LLP